COOPERATION AGREEMENT
BETWEEN
PT E2PAY GLOBAL UTAMA
AND
PT WALLETKU INDOMPET INDONESIA
REGARDING
USE OF ELECTRONIC MONEY PRODUCTS

No. E2Pay : 011/PKS-D1/Lgl/E2Pay-VVII/0320 No. Walletku : 029/LGL-PKS/EGU-VVII/III/2020

This Cooperation Agreement regarding Use of Electronic Money Products shall be drawn in Jakarta, on Wednesday dated 18 March 2020 (hereinafter referred to as "**Agreement**") by and between:

1. **PT E2PAY GLOBAL UTAMA,** a limited liability company established under the law of the Republic of Indonesia, having its addressed at Graha Aktiva Building 6th Floor JI H.R. Rasuna Said Block X-1, Kay 03 South Jakarta 12950, in this matter shall be represented by **Cecil Constantino A** in his capacity and position as **President Director,** and therefore shall be legally acted for and on behalf of PT E2Pay Global Utama, (hereinafter referred to as "**E2Pay**").

Between

0. **PT WALLETKU INDOMPET INDONESIA,** a limited liability company established under the law of the Republic of Indonesia, and having its address at JI. Utan Kayu Raya No.54a, RT.11/RW.6, Utan Kayu Utara, Matraman, Jakarta Timur 13120, in this matter shall be represented by **Tri Putra Permadi,** in his capacity and position as **President Director,** and therefore shall be legally acted for and on behalf of PT Walletku Indompet Indonesia, (hereinafter referred to as "**Walletku**").

E2Pay and Walletku shall be individually referred to as the "**Party**" and collectively referred to as the "**Parties**".

The Parties shall first declare the followings:

a. That E2Pay is a Indonesia company that has an electronic money service platform that has obtained an issuing electronic money service based license from the Bank Indonesia ("BI").

b. That Walletku is a Indonesia company that currently intends to collaborate with E2Pay on the use of E2Pay's electronic money service platform in Indonesia.

c. That the Parties agree to carry out mutually beneficial cooperation in the context of using the E2Pay electronic money service to be used by Walletku for mutual benefits to the business and end users/customers in Indonesia.

d. That the Parties agree to commence the cooperation under this Agreement in Indonesia for local payment and fund transfer via its respective products and E2Pay's license. The Parties understand that the cooperation shall expand further with Walletku's affiliated company for global payment and fund transfer subsequently.

In relation to the aforesaid premises, the Parties in good faith shall agree to commit themselves to this Agreement with the terms and conditions as stated in the following articles:

ARTICLE 1
SCOPE OF COOPERATION

The scope of cooperation to be carried out by the Parties in this Agreement is as follows:

1. E2Pay grants the right to Walletku to use E2Pay's electronic money service platform, namely m-Bayar and NUcash which is a subsidiary of E2Pay **("E2Pay Products")** as a service requirement for Walletku product named WCash **("Walletku Product")** so that the business and end users/customers can make transactions through E2Pay Products.

0. E2Pay provides a payment method based on Quick Response Indonesia Standard ("QRIS") where the QR Code service is connected to the Payment System Service Provider (PJSP) to process payment transactions made by business and end users/customers.

1. The Parties declare that the agreed upon features are as set out in Attachment 1 of the Agreement which forms an integral and inseparable part of this Agreement.

2. The activities of conducting electronic money activities under this Agreement are entirely with E2Pay and Walletku hereby acknowledges that the full rights holder and owner of the e-money license and the E2Pay Products are E2Pay.

ARTICLE 2
RIGHTS AND OBLIGATION OF THE PARTIES

Notwithstanding the rights and obligations other than those provided for in Article 2, the rights and obligations of the Parties under this Agreement shall be as follows:

1. Rights of Walletku shall be as follows:

   a. To get information and data needed from E2Pay for Walletku Products.

   b. To use E2Pay Products as purposed and objectives as intended.

   c. To obtain recognition and protection for the use of E2Pay Products belonging to E2Pay.

   d. To get technical, compliance, regulatory and customer service support from E2Pay related to the use of electronic money services owned by E2Pay.

2. Obligations of Walletku including but not limited to the following:

   a. To pay transaction fees to E2Pay as provided in Attachment 2 to this Agreement.

   b. To respect and do not violate E2Pay's Intellectual Property Rights.

   c. Do not use E2Pay Products for purposes that conflict with applicable laws and regulations.

d. Together with E2Pay resolve all claims, problems and complaints arising from the implementation of transactions with business and end users/customers related to the use of the Walletku Product feature on E2Pay Products.

e. In the event of fraud that causes financial or non-financial losses on the side of E2Pay due to intentional and/or errors by Walletku in the implementation of this Agreement, then Walletku is responsible for each these financial and non-financial losses include but are not limited to demand, suits, requests for compensation and claims, if so fraud is caused solely by Walletku's fault or negligence.

f. To convey to each of Walletku business and end users/customers about the mechanism for submitting complaints, that every complaint submission will be made by Walletku.

g. To implement and comply with the provisions in this Agreement with full responsibility and professionalism with due regard to interests and maintain the goodwill and reputation of E2Pay.

h. Include the name of E2Pay on Walletku Product in a way to be mutually agreed by the Parties.

3. E2Pay's rights include but are not limited to the following:

a. To use its own E2Pay Products.

b. To receive and charge transaction fees to Walletku as set out in Attachment 2 to this Agreement.

c. To give permission to use E2Pay Products to parties other than Walletku.

d. To provide QR Code based on QRIS to business and end users/customers who have collaborated with Walletku.

e. To supervise the use of E2Pay Products used by Walletku.

f. At any time requesting supporting data and customer services from Walletku in connection with business and end users/customers complaints submitted to E2Pay and Walletku must immediately provide any supporting data requested by E2Pay for the purpose of resolving the user / customer complaint.

g. To de-activate / or switching to other features or mechanisms of business features and business processes of E2Pay Products if they no longer comply with the latest provisions determined by E2Pay.

h. To de-activate the features and business processes of E2Pay Products which in their application on the side of Walletku are not in accordance with E2Pay provisions.

i. To modify the features and business processes of E2Pay Products that are no longer in accordance with the latest provisions of E2Pay.

i. Terminate this Agreement if at any time requested by the competent authority including the BI by notifying no later than 30 (thirty) working days to Walletku.

4. Obligations of E2Pay shall be as follows:

   a. To provide technical assistance related to the process of developing and integrating E2Pay Products and QRIS services.

   b. To carry out other obligations and responsibilities which by their nature constitute this E2Pay obligation.

ARTICLE 3
FEE TRANSACTION

The Parties agree that the calculation of transaction fee's as contained in Attachment 2 of the Agreement which is an integral and inseparable part of this Agreement.

ARTICLE 4
TAXES

All taxes that may arise as a result of the implementation of this Agreement are the responsibility and is the burden of each Party in accordance with the provisions of the legislation in force.

ARTICLE 5
DURATION OF AGREEMENT

1. Cooperation based on this Agreement is valid for 1 (one) year, from the date of this Agreement ("**Term of Agreement**").

2. In the event that one of the Parties does not inform no later than 30 (thirty) days before the end of the Agreement Term regarding the termination of the Agreement Term to the other Party, the Term of the Agreement is automatically extended for each year.

ARTICLE 6
REPRESENTATION AND INDEMNIFY

1. The Parties are a company that is established and is legally based on the laws of the Republic of Indonesia and competent in carrying out legal actions and business in the territory of the Republic of Indonesia.

2. The Parties states and guarantees that it will safeguard the good name of other Party and be responsible for and comply with any law, policy, regulation, guidance and direction or other provisions that are enforced from time to time by institutions with authority.

3. Walletku hereby warrants and releases E2Pay from any costs, losses, duty, liabilities, demands or suit for transactions carried out by Walletku including from business and end users/customers and from any party suffered by E2Pay as a direct or indirect result of errors or negligence committed by Walletku and/or user / customer in conducting transactions through the Walletku Product on the E2Pay Products platform.

4. The Parties hereby guarantee one another to carry out the provisions of this Agreement with full responsibility (professional), in good faith and on the basis of a mutually beneficial relationship.

5. The Parties hereby declare and guarantee that the parties that have signed this Agreement are lawful and authorized in accordance with the provisions of their respective articles of association and therefore the Parties mutually release the demands of other parties regarding the signing of this Agreement.

6. That each Party is not involved in a dispute in court or arbitration that can or may cause each Party to not be able to carry out their obligations under this Agreement.

7. That within the framework of supervision, each Party is willing to comply with all provisions of BI and is willing to be inspected at any time by BI including providing data and information needed by BI regarding cooperation conducted under this Agreement if necessary.

ARTICLE 7
RECONCILIATION AND SETTLEMENT

1. The Parties are obliged to reconcile the data every Wednesday every week. If the results of the data reconciliation are found to be differences, then what will be used as a reference is the data held by E2Pay.

2. The difference in receipt of payment that occurs due to or due to differences between user / customer data and the amount of liabilities that should have been obtained and/or paid by the user / customer will be settled by Walletku and user / customer.

3. The Parties are obliged to perform settlement according to the reconcililation data at the latest H±1 after such reconciliation is done.

ARTICLE 8
TERMINATION OF COOPERATION

1. This Agreement will continue to apply in accordance with the Term of Agreement as regulated in Article 5 of this Agreement, except for the reasons stated below.

2. E2Pay may terminate the Agreement to Walletku before terminating the Agreement in the event of any of the following reasons:

    a. In the event that Walletku is proven to have violated / failed the Agreement referred to in Article 9 of this Agreement.

    b. In the event Walletku takes action or steps to take or has taken legal action to close. liquidate or dissolve.

    c. In the event that Walletku submits an application to the competent authority to be declared bankrupt or to be given a delay in paying debts, or in the case of Walletku

submits an application to the competent authority so that the Walletku in this Agreement is declared bankrupt.

3. The termination of the Agreement for any reason does not result in the cancellation of the obligations of each Party that has arisen and has not been fulfilled until the end of the Agreement, therefore each Party is still obliged to fulfill its obligations in accordance with the provisions set forth in the Agreement or in accordance with the deal of the Parties.

4. For termination of this Agreement, the Parties agree to waive the validity of the provisions of Article 1266 of the Civil Code so long as it requires the need for court approval to terminate an agreement.

ARTICLE 9
NEGLIGENCE

1. In the event of any of the things or events set forth below, then there is an event of negligence (default) on this Agreement:

   a. Negligence in the Agreement
   In the event that the Walletku and/or E2Pay does not carry out the obligation at all, or carry out the obligation but not as agreed, or carry out the obligation but not in accordance with the agreed time, or do something that is not allowed in the Agreement.

   b. Incorrect Statement
   In the event that it turns out that any statement or guarantee given by the Walletku and/or E2Pay in this Agreement is incorrect or does not correspond to reality.

   c. Bankruptcy Requests
   In the event Walletku and/or E2Pay submits an application to the competent authority to be declared bankrupt or to be given a delay in paying debts or in the case of Walletku and/or E2Pay submits an application to the competent authority so that this Agreement is declared bankrupt.

2 In the event that a negligence event based on paragraph 1 of this Article occurs and takes place, then one of the Party has the right to submit a warning 3 (three) times with a grace period of 7 (seven) days.

3. After delivering 3 (three) times the warning referred to in paragraph (2) of this Article, one of the Party has the right to submit a claim in the form of requesting the fulfillment of the achievement carried out or requesting the performance be carried out with compensation or requesting compensation only or demanding the cancellation of the Agreement or demanding the cancellation of the Agreement accompanied by compensation loss.

ARTICLE 10
LIABILITY FOR LOSS

1. Losses arising as a result of the implementation of this Agreement due to an error or negligence of either Party will be the responsibility of the Party who made the mistake or negligence in accordance with the weight of the error / negligence and will be determined by deliberation by the Parties.

2. Losses arising as a result of the occurrence of Force Majeure, then the loss becomes the responsibility of each Party until the end of Force Majeure.

ARTICLE 11
CONFIDENTIALITY

1. All information and data in any form related to this Agreement must be kept confidential by The Parties, and The Parties agrees that all such information is confidential to know, so it is not justified to inform and / or provide information or data to any third party either partially or wholly, except:

   a. Information available to the general public;

   b. Information previously owned or known by The Parties to the extent that information is not subject to any other confidentiality agreement to which The Parties is a party;

   c. Information developed by The Parties, as evidenced by written evidence and information disclosed because of orders, decisions or judgments made by the court or an authorized party based on the provisions of the applicable regulations.

2. The Parties agrees not to use all or part of the information or confidential data obtained by The Parties in any form and for any purpose except in connection with the implementation of this Agreement.

3. The Parties must ensure that all employees, contractors, advisors and / or affiliated parties of The Parties comply with the obligation to maintain the confidentiality of information or data in connection with this Agreement.

4. The Parties agree that with the termination of this Agreement, they must immediately return all documents and other material that contains the confidential information together with all copies and reproduction or destroy all documents and other material that contain confidential information together with all copies and reproduction. and must notify the extermination to the other Party in writing.

5. If one Party violates the confidentiality provisions, it must provide compensation in accordance with the losses suffered by the other Party.

6. Provisions regarding confidentiality continue to apply even if this Agreement has ended.

ARTICLE 12
INTELLECTUAL PROPERTY RIGHTS AND OWNERSHIP

Intellectual Property Rights **("IPR")** arising out of or contained in the implementation of this Agreement include but are not limited to ownership rights of E2Pay Products and Walletku Products, brands, logos, systems, development and management owned by each Party are permanent and so on become belongs to the Party exclusively and there is no transfer of IPR from one Party to the other Party in this Agreement.

ARTICLE 13
DISCLAIMER
BREACH / NEGLIGENCE

1. If it occurs or arises one of the things or events specified below then it is an event of violation or negligence of the Agreement, namely:

a. One of the Party neglects to carry out any obligation or violates a term / condition in this Agreement.

b. A statement or guarantee given by one of the Party to another Party in the Agreement is incorrect or does not correspond to reality.

c. All or part of one of the Party assets for any reason is confiscated, confiscated, frozen or nationalized by or at the behest of the competent authority.

d. Based on the provisions of the legislation, the decision / determination of a judicial or administrative body or an arbitration body or a policy / request that has permanent legal force, one of the Party is prohibited, prevented, restricted, impeded or become contrary to the law to carry out its obligations under this Agreement.

2. The Parties are prohibited and therefore it is not permitted to transfer either part or all of the authority, rights and / or obligations set forth in this Agreement to any party without prior written approval from other Party.

3. In the event that the Parties violates the provisions referred to in paragraph 2 of this article, then other Party has the right to:

a. Does not recognize the recipient of the transfer; and/or

b. Terminate this Agreement unilaterally before the end of the term by continuing to refer to Article 9 paragraph 3 of this Agreement.

ARTICLE 14
FORCE MAJEURE

1 For the purposes of this Agreement, Force Majeure means any event that hinders or prevents a Party from carrying out its obligations under this Agreement, the event is outside the control of the Party affected by the Force Majeure event.

Force Majeure events include:

a. Natural events such as: hurricanes, earthquakes, floods, fires, epidemics and other similar events which have made it impossible for Parties to carry out part or all of the obligations as stated in this Agreement.

b. Human consequences such as: revolution, war, unrest, riots, rebellion, sabotage, terrorism, strikes, closure of activities, criminal acts, civil disturbance, attacks or other similar causes which make it impossible for Parties to carry out obligations as this Agreement.

c. Other causes such as Indonesian government regulations, decisions or instructions that affect the Parties in carrying out the obligations referred to in the Agreement.

2. The Party experiencing Force Majeure must notify the other Party in writing no later than 14 (fourteen) calendar days after the occurrence of Force Majeure accompanied by official information from relevant government agencies regarding the occurrence of Force Majeure.

3. The Party affected by the Force Majeure Event is obliged to do its best effort by cooperating with other Parties to immediately resume the implementation of the obligations of the Party affected by the Force Majeure event.

4. If after 30 (thirty) calendar days after the occurrence of Force Majeure, the Party experiencing Force Majeure cannot implement the provisions in this Agreement, the Parties will negotiate to reach a mutually beneficial agreement in solving this problem, but without reducing the rights and obligations of the Parties which are still outstanding before the occurrence of Force Majeure.

ARTICLE 15
NOTIFICATION

. Every notification and/or correspondence relating to this Agreement must be done in writing and signed by the authorized party for that purpose and sent or delivered either directly or via courier service as evidenced by a receipt signed by the recipient or sent by telefax with Written confirmation via courier the following business day to the addresses below:

PT E2PAY GLOBAL UTAMA
Address : Graha Aktiva, 6th Floor
Jl. HR Rasuna Said Block X-1
Kay 3, South Jakarta 12950
Telephon :
Fax.
Attention : Head of E-Money
Email :

PT WALLETKU INDOMPET INDONESIA Address : Jl Utan Kayu Raya No.54a,
RT.1 1/RW.6, Utan Kayu Utara,
Matraman, Jakarta Timur 13120 Telephon : [redacted]
Fax. . -
Attention : Product Manager
Email :

2. If there is a change of address from the above or the last address registered with each Party, then the change must be notified in writing to the other party in this Agreement no later than 5 (five) working days before the change in address is effective.

3. If the change of address is not notified then the correspondence or notifications under this Agreement are deemed to have been given properly by sending or delivering it directly or through courier services (for such matters a receipt and signature of the recipient is required) or sent via telefax with confirmation in writing via courier the next business day.

ARTICLE 16
APPLICABLE LAW

This Agreement was made, interpreted and implemented based on the laws of the Republic of Indonesia. The Parties will always comply with all Indonesian laws and all regulations of the Government of Indonesia that apply to the implementation of their obligations under this Agreement and their existence in Indonesia.

ARTICLE 17
DISPUTE RESOLUTION

1. If a dispute arises in the implementation and / or interpretation of this Agreement, the Parties agree to settle it by deliberation and consensus for 30 (thirty) calendar days.

2. If the deliberation of a dispute over 30 (thirty) calendar days does not reach consensus, the Parties agree to settle the dispute through the Registrar's Office of the South Jakarta District Court.

3. Any changes and or additions to this Agreement must be made in writing in the form of an addendum / amendment and signed by the Parties.

ARTICLE 18
OTHER PROVISIONS

1. If there is one or several verses and / or articles in this Agreement that are contrary to the laws and regulations or declared null and void by one of the Parties or the Parties, then the statement has no effect on the validity of the verses and or the article other articles in this Agreement, so that the other provisions in this Agreement remain valid and binding.

2. This Agreement is binding on the Parties including their successors in the event of a merger. consolidation, acquisition or some other form of reorganization

3. Any changes and or additions to this Agreement must be made in writing in the form of an addendum / amendment and signed by the Parties.

4. The English version of this Agreement will only apply as a translation. Therefore, any interpretation of any provision under this Agreement will remain referring to the Bahasa Indonesia version and if there is a contradiction between the English and Bahasa Indonesia version then the Bahasa Indonesia version will prevail.

ARTICLE 19
CLOSING

This Agreement is made in 2 (two) original copies, each with the same sound and sufficiently stamped and has the same legal force for the Parties when this Agreement is signed.

Thus this Agreement is drawn up and signed by the Parties below.

E2Pay,
PT E2PAY GLOBAL UTAMA

Walletku,
PT WALLETKU INDOMPET INDONESIA

LAMPIRAN 1/ *ATTACHMENT* 1
FITUR PRODUK E2PAY

The Walletku Product features contained in E2Pay Products are:

1. *QR Payment (including QRIS)*
2. *Cash in / Top Up*
3. *Fund Transfer*
4. *Cash Withdrawal / Pick Up*
5. *Cash to Cash / Wallet to Wallet / Wallet to Bank*
6. *Payment in Walletku Apps*

Further terms and conditions:

1. *The Walletku Product features to he developed must first be approved by E2Pay.*
2. *E2Pay has the right to disagree with the development and design proposed by Walletku, if the development can interfere with the E2Pay system and platform, and for regulatory and compliance reasons.*
2. *The Parties are committed to developing features that have been mutually agreed upon.*
3. *For the development of these features, the Parties will conduct a User Acceptance Test (UAT) before being implemented directly on each of the platforms of the Parties.*

LAMPIRAN 2/ *ATTACHMENT* 2
BIAYA TRANSAKSI/ *TRANSACTION FEE*

[redacted]